Exhibit 99.1

CARGO Therapeutics Enters into Agreement to Be Acquired by

Concentra Biosciences for $4.379 in Cash per Share Plus a

Contingent Value Right

SAN CARLOS, Calif., July 8, 2025—CARGO Therapeutics, Inc. (“CARGO” or the “Company”) (NASDAQ: CRGX), a biotechnology company that has focused on developing CAR T-cell therapies, today announced that it has entered into a definitive merger agreement (the “Merger Agreement”) with Concentra Biosciences, LLC (“Concentra”), whereby Concentra will acquire CARGO for $4.379 in cash per share of CARGO common stock, par value $0.001 per share (“CARGO Common Stock”), plus one non-transferable contingent value right (“CVR”), which represents the right to receive: (i) 100% of the closing net cash of CARGO in excess of $217.5 million; and (ii) 80% of any net proceeds received within two years following closing from any disposition of certain of CARGO’s product candidates that occurs within two years following closing, each pursuant to a contingent value rights agreement (the “CVR Agreement”).

Following a strategic review process conducted with the assistance of CARGO’s management and legal and financial advisors and other factors considered, the CARGO board of directors has unanimously determined that the acquisition by Concentra is in the best interests of all CARGO stockholders and has approved the Merger Agreement and related transactions (collectively, the “Transactions”).

Pursuant and subject to the terms of the Merger Agreement, Concentra will commence a tender offer (the “Offer”) by July 21, 2025, to acquire all outstanding shares of CARGO Common Stock. The closing of the Offer is subject to certain conditions, including the tender of CARGO Common Stock representing at least a majority of the total number of outstanding shares, the availability of at least $217.5 million of cash (net of transaction costs and other liabilities) at closing, and other customary closing conditions. Immediately following the closing of the Offer, CARGO will be acquired by Concentra, and all remaining shares not tendered in the Offer, other than shares owned directly or indirectly by Concentra or the Company or a subsidiary thereof or validly subject to appraisal, will be converted into the right to receive the same cash and CVR consideration per share as is provided in the Offer. CARGO officers, directors and certain Company stockholders holding approximately 17.4% of CARGO Common Stock in the aggregate have signed tender and support agreements under which such parties have agreed to tender their shares in the Offer and support the merger transaction. The merger transaction is expected to close in August 2025.

Advisors

TD Cowen is acting as exclusive financial advisor to CARGO and Latham & Watkins LLP is acting as legal counsel to CARGO. Gibson, Dunn & Crutcher LLP is acting as legal counsel to Concentra.

About CARGO Therapeutics

CARGO is a biotechnology company that has focused on the development of CAR T-cell therapies for cancer patients. For more information, please visit the CARGO Therapeutics website at https://cargo-tx.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Forward-looking statements are neither historical facts nor assurances of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that various closing conditions set forth in the Merger Agreement may not be satisfied or waived, including uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the risk that the Transactions may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock; significant costs associated with the Transactions; the risk that any stockholder litigation in connection with the Transactions may result in significant costs of defense, indemnification and liability; the risk that activities related to the CVR Agreement may not result in any value to the Company’s stockholders; and other risks and uncertainties discussed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2024 filed on March 12, 2025. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date hereof. As a result of such risks and uncertainties, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. There can be no assurance that the proposed Transactions will in fact be consummated. The Company cautions investors not to unduly rely on any forward-looking statements.

The forward-looking statements contained in this press release are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Additional Information and Where to Find It

The Offer described above has not yet commenced and this press release is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any shares of CARGO Common Stock or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Concentra and its acquisition subsidiary, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Company. The Offer to purchase the outstanding shares of CARGO Common Stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION THAT INVESTORS AND SECURITYHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at https://www.sec.gov/ or by directing such requests to the information agent for the Offer, which will be named in the tender offer statement. Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by the Company under the “SEC Filings” subsection of the “Financial Information” section of the Company’s website at https://investors.cargo-tx.com/.

Cargo Investor Contact:

Laurence Watts

laurence@newstreetir.com

Source: CARGO Therapeutics, Inc.